HEALTHEQUITY, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
(as amended and restated effective as of September 29, 2015)
HealthEquity, Inc. (the “Company”) believes that, in addition to cash compensation, the granting of options (the “Options”) to purchase shares of the Company’s common stock (the “Shares”) to members (“Directors”) of its board of directors (the “Board”) represents a powerful tool to attract, retain and reward Directors who are not employees of the Company (“Non-Employee Directors”) and to align the interests of our Non-Employee Directors with those of our stockholders. This Non-Employee Director Compensation Policy (this “Policy”) is intended to establish the Company’s policy regarding cash compensation and Options grants to its Non-Employee Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2014 Equity Incentive Plan, as amended and restated from time to time (the “Plan”). Non-Employee Directors shall be solely responsible for any tax obligations they incur as a result of any compensation received under this Policy.
I.    Cash Compensation
(a)    Annual Retainer Fee. The Company will pay each Non-Employee Director (other than any Non-Employee Director who is a representative of Berkley Capital Investors, L.P. or Napier Park Global Capital) an annual fee of $25,000 for serving on the Board (the “Annual Fee”). Each Annual Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a Non-Employee Director following the start of the applicable Company fiscal quarter.
(b)    Annual Audit Committee Chairperson Retainer Fee. The Company will pay each Non-Employee Director who serves as chairperson of the Audit Committee an additional annual fee of $40,000 for serving as the chairperson (the “Annual Audit Committee Chairperson Fee”). The Annual Audit Committee Chairperson Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the chairperson of the Audit Committee, following the start of the applicable Company fiscal quarter.
(c)    Annual Compensation Committee Chairperson Retainer Fee. The Company will pay each Non-Employee Director who serves as chairperson of the Compensation Committee an additional annual fee of $15,000 for serving as the chairperson (the “Annual Compensation Committee Chairperson Fee”). The Annual Compensation Committee Chairperson Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the chairperson of the Compensation Committee, following the start of the applicable Company fiscal quarter.

(d)    Annual Chairman Retainer Fee. The Company will pay each Non-Employee Director who serves as Chairman of the Board an additional annual fee of $100,000 for serving as the Chairman of the Board (the “Annual Board Chairman Fee”). The Annual Board Chairman Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the Chairman of the Board, following the start of the applicable Company fiscal quarter.
(e)    Travel Expenses. Each Non-Employee Director’s reasonable, customary and documented travel expenses to Board and committee meetings will be reimbursed by the Company.
(f)    Revisions. The Board in its discretion may change and otherwise revise the terms of the cash compensation granted under this Policy (including, without limitation, the amount of cash compensation to be paid) on or after the date the Board determines to make any such change or revision.
(g)    Section 409A. Payments under this Policy are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, under Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and this Policy shall be administered, interpreted and construed accordingly.
II.    Equity Compensation
Non-Employee Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Non-Employee Directors pursuant to Sections II.(b) and (c) of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(a)    No Discretion. No person will have any discretion to select which Non-Employee Directors will be granted Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Sections II.(e) and (f) below and Section 10 of the Plan).
(b)    Initial Award. Each person who first becomes a Non-Employee Director following the effective date of this Policy will be automatically granted an Award of Nonstatutory Stock Options for 25,000 Shares (the “Initial Award”) on or about the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a Director who is an Employee of the Company (an “Inside Director”) who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.
(c)    Annual Award. Each Non-Employee Director will be automatically granted an Award of Nonstatutory Stock Options for 15,000 Shares (an “Annual Award”) on the first day of each fiscal year which occurs following the effective date of this Policy.

(d)    Chairman Award. Each Non-Employee Director who serves as Chairman of the Board will be automatically granted an additional Award of Nonstatutory Stock Options for 25,000 Shares (the “Chairman Additional Award”) on the date on which such person first becomes Chairman of the Board.
(e)    Terms. The terms of each equity Award granted pursuant to this Policy will be as follows:
(i)    The Options subject to the Initial Award and the Chairman Additional Award will vest and become exercisable over a four (4) year period with twenty-five percent (25%) of the Options subject to the Award vesting on each of the first four (4) annual anniversaries of the date on which the recipient first becomes a Director or Chairman of the Board, as applicable; provided that the Director continues to serve as a Director through such dates. The Options subject to the Annual Award will vest and become exercisable over a one (1) year period with fifty percent (50%) of the Options subject to the Annual Award vesting on the date of the annual meeting of the stockholders of the Company held during the fiscal year during which such Annual Award is granted and the remainder vesting on the last day of the fiscal year during which such Annual Award is granted; provided that the Director continues to serve as a Director through such dates.
(ii)    Notwithstanding anything to the contrary in this Policy, the Initial Award, Annual Award and the Chairman Additional Award shall be subject to the terms and conditions of the Plan and an applicable Award Agreement.
(f)    Revisions. The Board in its discretion may change and otherwise revise the terms of Awards granted under this Policy, including, without limitation, the types of Awards, the number of Shares, the exercise prices, and vesting schedules, for Awards granted on or after the date the Board determines to make any such change or revision.
(g)    Adjustments. The number of Shares issuable pursuant to Initial Awards, Annual Awards and Chairman Additional Awards to be granted under Sections II.(b), (c) and (d) of this Policy shall be adjusted in accordance with Section 9 of the Plan.
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